EXHIBIT 24

                    POWER OF ATTORNEY


        The undersigned constitutes and appoints HENRY W.
FLINT, SEAN M. JONES AND L.THOMAS MCLEAN, JR. her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any Forms and other filings under Section 16(a) of the Securities Exchange Act of 1934 with respect to securities issued by Coca-Cola Bottling Co. Consolidated and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission and any exchange on which securities issued by Coca-Cola Bottling Co. Consolidated may be listed, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and con-firming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may law-fully do or cause to be done by virtue hereof, and the undersigned does hereby ratify and confirm all filings with the Securities and Exchange Commission of any and all reports on Forms 3, 4 or 5 heretofore made by said attorneys-in-fact on behalf of the undersigned. The under signed acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney is valid and effective until the under-signed is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Coca-Cola Bottling Co. Consolidated, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Date: May 21, 2003           /s Deborah S. Harrison [SEAL]
                             Deborah S. Harrison